UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 8, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On May 8, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of The Southern Company (“Southern Company”), in consultation with management, concluded that the previously issued audited financial statements of Mississippi Power Company (“Mississippi Power”) as of and for the year ended December 31, 2012 and the accompanying report of Mississippi Power's independent registered public accounting firm should no longer be relied upon as a result of the manner in which Mississippi Power calculated the cost estimate for the construction of an integrated coal gasification combined cycle generating facility in Kemper County, Mississippi (the “Kemper IGCC”). These financial statements were included in Mississippi Power's Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). The matters described herein had no impact on Mississippi Power's Quarterly Reports on Form 10-Q filed during the year ended December 31, 2012.
On April 23, 2013, subsequent to the filing of the Form 10-K, Mississippi Power revised its cost estimate for the Kemper IGCC to approximately $3.42 billion, net of certain grants from the United States Department of Energy under the Clean Coal Power Initiative Round 2 (the “DOE Grants”) and the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction, and certain general exceptions to the $2.88 billion cost cap imposed by the Mississippi Public Service Commission (the “Cost Cap Exceptions”) (the “April Construction Estimate”). Mississippi Power does not intend to seek any joint owner contributions or rate recovery for any costs of the Kemper IGCC that exceed the $2.88 billion cost cap, except for amounts subject to the Cost Cap Exceptions. In connection with Mississippi Power's announcement of the April

Construction Estimate, Mississippi Power conducted a review of the Kemper IGCC construction cost estimate included in the Form 10-K.
In the Form 10-K, Mississippi Power included a construction cost estimate for the Kemper IGCC of approximately $2.88 billion, net of the DOE Grants and the Cost Cap Exceptions (the “Form 10-K Construction Estimate”), which management believed was appropriate at the time of the Form 10-K filing. In conjunction with the subsequent review of the Form 10-K Construction Estimate, management has determined that the available evidence supporting certain estimated amounts included in the Form 10-K Construction Estimate was not sufficient and that the Form 10-K Construction Estimate was understated by $78 million.
As a result, Mississippi Power is filing an amendment to the Form 10-K (the “Form 10-K Amendment”) to restate and correct its financial statements for the year ended December 31, 2012 to recognize a pretax charge for an estimated probable loss relating to the Kemper IGCC of $78 million ($48.2 million after-tax) for the year ended December 31, 2012. Mississippi Power has recorded the remaining portion of the April Construction Estimate above the $2.88 billion cost cap, net of the DOE Grants and the Cost Cap Exceptions, as a pretax charge of $462 million ($285.3 million after-tax) in the quarter ended March 31, 2013. The total estimated probable loss relating to the Kemper IGCC recognized by Mississippi Power through March 31, 2013 is $540 million ($333.5 million after-tax).
In addition, as a result of the changes required to the December 31, 2012 financial statements, management has concluded that Mississippi Power's disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2012 as a result of a material weakness in internal control over financial reporting. In the

Form 10-K Amendment, Mississippi Power will amend the disclosures pertaining to its evaluation of its disclosure controls and procedures and internal control over financial reporting.
The Audit Committee has discussed the matters described above with Deloitte & Touche LLP, Mississippi Power's independent registered public accountants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 9, 2013	MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

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